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                                                                  Exhibit 3(ii)

                             AMENDED AND RESTATED

                                  BY-LAWS OF

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                (the "Company")

                                   ARTICLE I

                                   DIRECTORS

   Section 1. Number; Election; Term of Office. The property, business, and affairs of the Company shall be managed and controlled by a Board of Directors (the "Board") composed of not less than seven nor more than thirteen members. The number of Directors may be changed by amendment of these By-laws, as provided by Article VII, Section 5. The number of Directors may be fixed or changed from time to time, within the minimum and maximum, by the Board without further amendment to these By-laws. No decrease in the number of Directors shall shorten the term of any incumbent Director. The Directors shall be elected, pursuant to notice under Section 14 of this Article, at each annual meeting of the shareholders of the Company for a term of one year. Each Director shall hold office for the term for which he or she was elected and until the election and qualification of his or her successor.

   Not less than one-third of the Directors of the Company shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity (each such Director an "Outside Director").

   Section 2. Filling of Vacancies. In the event of a vacancy occurring in the Board, the shareholders of the Company shall, by a majority vote at a special meeting called for that purpose or at the next annual meeting of shareholders, elect a Director to fill such vacancy, who shall hold office during the unexpired portion of the term of the Director whose place he or she was elected to fill. Any Director elected pursuant to this section of the By-laws shall not take office nor exercise the duties thereof until ten days after written notice of election is filed with the Superintendent of Insurance.

   Section 3. Dividends. The Board may declare dividends payable out of the surplus funds of the Company when warranted by law, however, no dividend shall be declared until after 30 days written notice to the Superintendent of Insurance.

   Section 4. Officers and Duties. The Board shall elect all the general officers of the Company hereafter provided and may prescribe additional descriptive titles for any such officers.

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   The Board may from time to time appoint Assistant Vice Presidents, Assistant
Secretaries, Assistant Treasurers, and other officers of the Company.

   The Board may prescribe the duties, and fix the compensation as provided by
Article VII, Section 4 of these By-laws, of any elected or appointed officer and may require from any officer security for his or her faithful service and for his or her proper accounting for monies and property from time to time in his or her possession.

   All officers of the Company shall hold office at the will of the Board.

   Section 5. Designation of Depositories. The Board shall designate in what bank or banks the funds of the Company shall be deposited and the person or persons who may sign, on behalf of the Company, checks or drafts against such deposits. Such designations may also be made by such person or persons as shall be appointed for that purpose by the Board.

   Section 6. Powers. The Board shall have the power to make rules and regulations not inconsistent with the laws of the state of New York, the Charter of the Company, or these By-laws, for the conduct of its own meetings and the management of the affairs of the Company.

   Section 7. Compensation. The Board may authorize payment of compensation to Directors for their services as Directors, and fix the amount thereof.

   Section 8. Appointment of Committees. The Board shall have the power to appoint committees, including but not limited to an Executive Committee, and to grant them powers not inconsistent with the laws of the state of New York, the Charter of the Company, or these By-laws.

   An Executive Committee may be appointed by a resolution adopted by a majority of the whole Board. It shall be composed of three (3) or more Directors selected by the Board, which members shall hold such office until the next annual meeting of the Board and until their successors shall be elected and qualified, subject to removal at will by the Board. To the extent provided in the resolution or in these By-laws, the Executive Committee shall have and exercise, during the interim between the meetings of the Board, all of the authority of the Board in the management of the Company, but the designation of such Executive Committee shall not relieve the Board nor any member thereof of any responsibility imposed by law. The Chairman of the Executive Committee shall regularly report any action taken by the Executive Committee to the Board at the next meeting of the Board, and any such actions shall be subject to revision or alteration by the Board, provided that rights or acts of third parties vested or taken in reliance on such action prior to their written notice of any such revision or alteration shall not be adversely affected by such revision or alteration.

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   Section 9. Annual Meeting. An annual meeting of the Board shall be held each year immediately after the adjournment of the annual meeting of the shareholders. Other meetings of the Board may be held at such time as the Board may determine or when called by the Chairman of the Board or by a majority of the Board.

   Section 10. Notices of Meetings. Notices of Board meetings other than the stated annual meeting may be made in writing, by electronic transmission, by telephone, or in person. If a Board meeting notice is made in writing, it shall be addressed to each Director at his or her usual place of business. Any such notice in writing shall be sent not later than three days before such meeting. If a Board meeting notice is made by electronic transmission, by telephone, or in person, it shall be sent or given not later than three hours before the meeting. If a Board meeting notice is sent by electronic transmission, it shall be sent to each Director at such destination and by such means as such Director shall have previously consented to. Notice of any Board meeting need not be given to any Director who shall sign a written waiver thereof either before or after the meeting or who shall be present at the meeting and participate in the business transacted. Any and all business transacted at any Board meeting shall be fully effective without any notice thereof having been given if all the members shall be present. Unless limited by law, the Charter, these By-laws, or by the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having so specially enumerated the matters to be acted upon.

   Section 11. Participation in Meetings by Conference Telephone or Other Communications Equipment. Unless otherwise restricted by the Charter or these By-laws, members of the Board, or any Committee designated by the Board, may participate in a meeting of the Board or any Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

   Section 12. Quorum. A majority of the whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum shall have been obtained. The term "quorum" as used in this Section means the number of members of the Board required to be present before the Board or a Committee thereof can proceed to transact business and it must include at least one Outside Director.

   Section 13. Action by Unanimous Written Consent. Unless otherwise restricted by the Charter or these By-laws, any action required or permitted to be taken at any meeting of the Board or by any Committee appointed by the Board may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing. Such writing or writings shall be filed with the minutes of proceedings of the Board or such Committee.

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   Section 14. Notice of Election. No election of Directors pursuant to
Section 1 of this Article shall be valid unless a notice of election shall have been filed with the Superintendent of Insurance at least 10 days prior to such election.

   Section 15. Removal. Any or all of the Directors may be removed at any time, either for or without cause, by vote of the shareholders or, for cause, by vote of a majority of the Directors then in office. Any vacancy in the Board caused by the removal of a Director by vote of the shareholders may be filled by the shareholders entitled to vote for the election of the Director so removed, in the manner provided in Section 2 of this Article. If the removal of a Director is requested by the Superintendent of Insurance, the Chairman shall immediately call a special meeting of Directors to respond to the request of the Superintendent of Insurance.

   Section 16. Operations Review Committee. The Operations Review Committee of the Board shall be comprised solely of Directors who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. Such committee shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for Director for election by shareholders, evaluating the performance of officers deemed by such committee to be principal officers of the Company and recommending to the Board the selection and compensation of such principal officers, and recommending to the Board any plan to issue options to its officers and employees for the purchase of shares of stock, pursuant to section one thousand two hundred seven of Article 12
Chapter 28 of the Consolidated Laws of New York Insurance Law.

   Section 17. Outside Directors; Quorum. Unless a higher number is otherwise required in the By-laws, not less than one-third of the members of each committee of the Board of the Company shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of such Corporation. At least one such person must be included in any quorum for the transaction of business at any meeting of the Board or any committee thereof.

                                  ARTICLE II

                                   OFFICERS

   Section 1. General. The general officers of the Company shall consist of a Chairman of the Board, President, two or more Vice Presidents, a Secretary, a Treasurer, and a Controller, who shall be elected annually by the Board at the stated annual meeting held upon adjournment of the annual shareholders' meeting, and if not elected at such meeting, such officers may be elected at any meeting of the Board held thereafter, Such officers shall be elected by a majority of the Directors, and shall hold

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office for one year and until their respective successors are elected and qualified, subject to removal at will by the Board. The Board may also elect additional officers of the Company, such as a Chief Executive Officer, a Chief Financial Officer, and such other officers as it shall deem appropriate. In case of a vacancy in any of the general offices of the Company, such vacancy may be filled by the vote of a majority of the Board. Any two of the aforesaid offices may be filled by the same person, with the exception of the office of Chairman of the Board and the office of Secretary.

   Section 2. Chairman of the Board. The Chairman of the Board shall be a member of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board at which he or she is present. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and his or her authority shall be exercised by one of the other Directors as designated for this purpose by the Board.

   Section 3. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company; shall direct, coordinate, and control the Company's business and activities and its operating expenses and capital expenditures; shall have general authority to exercise all the powers necessary for the chief executive officer of the Company; and shall perform such other duties and have such other powers as may properly belong to his or her office or as shall be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the control of the Board. In the absence or disability of the Chief Executive Officer, or if this position has not been filled, the duties of the Chief Executive Officer shall be performed and his or her authority shall be exercised by the President or, in the absence or inability of the President, by one of the Vice Presidents or such other officer designated for this purpose by the Board.

   Section 4. President. The President shall be the chief operating officer of the Company and shall have general administrative control and supervision over the operations of the Company subject to the supervision of the Chief Executive Officer. He or she shall, in the absence or inability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. He or she shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. He or she shall also perform such other duties as may properly belong to his or her office or as shall be prescribed from time to time by the Chief Executive Officer or by the Board.

   Section 5. Chief Financial Officer. The Chief Financial Officer shall be responsible for all financial and accounting matters and shall have such other powers and perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe.

   Section 6. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Chief Executive

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Officer, or by the President, or by the Board. In the absence or in the case of the inability of the Chief Executive Officer and the President to act, the Board may designate which one of the Vice Presidents shall be the acting Chief Executive Officer of the Company during such absence or inability, whereupon such acting Chief Executive Officer shall have all the powers and perform all of the duties incident to the office of Chief Executive Officer during the absence or inability of the Chief Executive Officer and President to act.

   Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the Board, and of all meetings of the shareholders, in books provided by the Company for such purpose. He or she shall attend to the giving of all notices of meetings of the Board or shareholders. He or she shall keep in safe custody the seal of the Company, shall have the authority to affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary. He or she shall, in general, perform all of the duties which are incident to the office of Secretary and such other duties as the Board, Chairman of the Board, or Chief Executive Officer may from time to time prescribe.

   Section 8. Treasurer. The Treasurer shall deposit the monies of the Company in the Company's name in depositories designated by the Board, or by such person or persons as shall be appointed for that purpose by the Board. He or she shall, in general, perform all of the duties which are incident to the office of Treasurer and such other duties as the Board or Chief Executive Officer may from time to time prescribe. The Board may, in its discretion, require him or her to give bond for the faithful discharge of his or her duties.

   Section 9. Controller. The Controller shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe.

   Section 10. Appointed Officers. An appointed officer shall have such powers and perform such duties as the Board, Chief Executive Officer, or another officer of the Company having management responsibility for the organizational component or function to which such appointed officer is assigned may from time to time prescribe.

                                  ARTICLE III

                            SHAREHOLDERS' MEETINGS

   Section 1. Meetings of Shareholders. The annual meeting of the shareholders shall be held at the principal office of the Company in the state of New York, or at such other location within or without the state of New York as may be set forth in the notice of call, on the fourth Tuesday in February of each year, except when such day shall be a legal holiday, in which case the meeting shall be held on the next succeeding business day. The Chairman of the Board or the Board may at any time call a special meeting of the shareholders, and the Chairman of the Board shall call such special meeting when requested, in writing, so to do by the owners of not less than one-fifth of the outstanding shares of the Company.

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   Section 2. Notice. Written notice of every meeting of the shareholders shall be given to each shareholder entitled to vote at the meeting at least 10 days before such meeting. Notice of a special meeting shall also state the purpose for which the meeting is called. The shareholders may waive notice of any such meeting, in writing, and the presence of a shareholder, either in person or by proxy, shall be considered a waiver of notice, except as otherwise provided by law.

   Section 3. Quorum. The presence at such meeting in person or by proxy of shareholders of the Company representing at least fifty-one percent of the then outstanding shares of the Company shall be necessary to constitute a quorum for the purpose of transacting business, except as otherwise provided by law, but a smaller number may adjourn the meeting from time to time until a quorum shall be obtained. Each shareholder shall be entitled to cast one vote in person or by proxy for each share of stock of the Company held and of record in his or her name on the books of the Company.

   Section 4. Voting Power. A shareholder may vote at any meeting of the shareholders either in person or by proxy duly constituted in writing. No special form of proxy shall be necessary.

                                  ARTICLE IV

                                    SHARES

   Section 1. Share Certificates. Share certificates shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary, shall be sealed with the corporate seal of the Company, and shall be registered upon the Share Register of the Company. Each certificate shall express on its face the name of the Company, the number of the certificate, the number of shares for which it is issued, the name of the person to whom it is issued, the par value of each of the said shares, and the amount actually received by the Company for each share represented by said certificate.

   Section 2. Transfers of Shares. Transfers of shares of the Company shall be made only on the books of the Company by the holder thereof in person or by his attorney duly authorized, in writing, and upon the surrender of the certificates or certificate for the share transfer, upon which surrender and transfer new certificates will be issued. However, no transfer shall be made until ten days after notice of such transfer shall have been given to the Superintendent of Insurance. The Board may, by resolution, close the share transfer books of the Company for a period not exceeding ten days before the holding of any annual or special meeting of the shareholders. The Board, may, by resolution, also close the transfer books of the Company for a period not exceeding ten days before the payment of any dividends which may be declared upon the shares of the Company.

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                                   ARTICLE V

                   INSURANCE POLICIES AND OTHER INSTRUMENTS
                     PERTAINING TO THE INSURANCE BUSINESS
                                OF THE COMPANY

   All policies of insurance issued by this Company shall comply with the laws of the respective states, territories or jurisdictions in which the policies are issued. All bonds, undertakings, certificates of insurance, cover notes, recognizances, contracts of indemnity, endorsements, stipulations, waivers, consents of sureties, reinsurance acceptances or agreements, surety and co-surety obligations and agreements, underwriting undertakings, and all other instruments pertaining to the insurance business of the Company, shall be validly executed when signed on behalf of the Company by (1) the Chairman of the Board, (2) the President, (3) any Vice President or Assistant Vice President, or (4) any other officer, employee, agent, or attorney-in-fact authorized in writing to so sign by the Chairman of the Board, the President, or any Vice President. All policies of insurance shall bear the signature of the President or a Senior Vice President and of the Secretary, which signatures may be facsimiles, and shall be countersigned by a duly licensed resident agent where so required by law or regulation. A facsimile signature of a former officer shall be of the same validity as that of an existing officer.

   The affixing of the Company's seal shall not be necessary to the valid execution of any instrument but the Secretary, any Assistant Secretary, or any officer, employee, agent, or attorney-in-fact authorized in writing so to do by the Secretary, any Assistant Secretary or any Vice President, may affix the Company's seal thereto.

                                  ARTICLE VI

              INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

   Section 1. Definitions. As used in this Article:

   (A) "Acted Properly" as to any Employee Indemnitee shall mean that such person

       (i)    acted in good faith;

       (ii) acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company; and

       (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

   The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act properly.

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   (B) "Covered Person" shall mean an Indemnitee (as defined below) or an
Employee Indemnitee (as defined below).

   (C) "Employee Indemnitee" shall mean any person who is or was a non-officer employee of the Company (but not subsidiaries of the Company).

   (D) "Expenses" shall include attorneys' fees and expenses and any attorneys' fees and expenses of establishing a right to indemnification under this Article.

   (E) "Indemnitee" shall mean any person who is or was

       (i)    a Director or officer of the Company and/or any Subsidiary;

       (ii) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the Company and/or any Subsidiary; or

       (iii) serving at the request of the Company as a Director or officer of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise, (which shall, for the purpose of this Article be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan or trust.

   (F) "Proceeding" shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body, except any of the above (or part thereof) commenced by a Covered Person, unless the commencement of such Proceeding (or part thereof) was authorized in the specific case by the Board.

   (G) "Subsidiary" shall mean a company, 50% or more of the shares, or other ownership interests, of which at the time outstanding having voting power for the election of Directors are owned directly or indirectly by the Company or by one or more subsidiaries or by the Company and one or more subsidiaries.

   Section 2. Indemnification.

   (A) The Company shall indemnify any Indemnitee to the fullest extent permitted under law (as the same now or hereafter exists), who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person is or was an Indemnitee against liabilities, Expenses, judgments, fines, excise taxes or penalties assessed with respect to an employee benefit plan or trust and amounts paid in settlement actually and reasonably incurred by him or her.

   (B) The Company shall indemnify any Employee Indemnitee who was or is a

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party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was an employee against liabilities, expenses, judgments, fines, excise taxes or penalties assessed with respect to an employee benefit plan or trust and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding, if such person Acted Properly.

   (C) The Company shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an employee against amounts paid in settlement and against Expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such Proceeding if he or she Acted Properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

   Section 3. Advances. Expenses incurred in defending a Proceeding shall be paid by the Company to or on behalf of a Covered Person in advance of the final disposition of such Proceeding if the Company shall have received an undertaking by or on behalf of such person to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Article and, with respect to Employee Indemnitees, the General Counsel of the Company does not disapprove counsel selected by the Employee Indemnitee.

   Section 4. Procedures for Indemnification or Advance.

   Any indemnification or advance under Sections 2 or 3 (unless ordered by a court) shall be made by the Company only as authorized in the specific Proceeding upon a determination that indemnification or advancement to a Covered Person is proper in the circumstances. Such determination shall be made:

   (A) by the Board, by a majority vote of a quorum consisting of Directors who were not made parties to such Proceeding, or

   (B) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or

   (C) in the absence of a determination made under (A) or (B), by the shareholders.

   Section 5. Indemnification - Other Entities. The Company shall indemnify or advance funds to any Indemnitee described in Section 1(E)(iii) only after such person shall have sought indemnification or an advance from the corporation, partnership, joint

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venture, trust or other enterprise in which he or she was serving at the
Company's request, shall have failed to receive such indemnification or advance and shall have assigned irrevocably to the Company any right to receive indemnification which he or she might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

   Section 6. Miscellaneous.

(A) The indemnification provided to a Covered Person by this Article:

   (i) shall not be deemed exclusive of any other rights to which such person may be entitled by law or under any articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise;

   (ii) shall inure to the benefit of the legal representatives of such person or his or her estate, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such person; and

   (iii) shall be a contract right between the Company and each such person who serves in any such capacity at any time while this Article is in effect, and any repeal or modification of law or this Article shall not negatively affect any rights or obligations then existing with respect to any state of facts or any Proceedings then existing.

(B) The indemnification and advances provided to a Covered Person by this Article shall extend to and include claims for such payments arising out of any Proceeding commenced or based on actions of such person taken prior to the effective date of this Article; provided that payment of such claims had not been agreed to or denied by the Company at the effective date.

(C) The Company shall have the power to purchase and maintain insurance on behalf of any Covered Person against any liability asserted against him or her and incurred by him or her as a Covered Person or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article. The Company shall also have power to purchase and maintain insurance to indemnify the Company for any obligation which it may incur as a result of the indemnification of Covered Persons under the provisions of this Article.

(D) No payment of indemnification or advance shall be made unless a notice has been filed with the Superintendent of Insurance pursuant to Section 1216 of the New York Insurance Law at least 30 days prior to such payment.

(E) If any provision of this Section is contrary to the law of New York with respect to indemnification of an agent of the Company, such provision is hereby amended to conform to the limitations of such law.

(F) The invalidity or unenforceability of any provision in this Article shall not affect the

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validity or enforceability of the remaining provisions of this Article.

                                  ARTICLE VII

                                 MISCELLANEOUS

   Section 1. Fiscal Year. The fiscal year of the Company shall begin in each year on the first day of January and end on the thirty-first day of December following.

   Section 2. Corporate Seal. The common seal of the Company shall be circular in form and shall contain the name of the Company and the words: "CORPORATE SEAL" and "NEW YORK." An impression of the Company's seal is affixed hereto.

   Section 3. Books and Records. Except to the extent otherwise required by law, the books and records of the Company shall be kept at such place or places within or without the state of New York as may be determined from time to time by the Board.

   Section 4. Compensation of Officers. The compensation of the principal officers of the Company may be fixed from time to time by the Board. In addition, the Company shall make no agreement with any of its officers, agents, or salaried employees that will extend beyond a period of sixty months from the date of such agreement. All pensions payable to a salaried officer or employee, or to a former salaried officer or employee, at the time of his retirement by reason of age or disability and all life insurance benefits payable at his death shall be pursuant to the terms of an employee benefit and retirement plan adopted by the Board.

   Section 5. Amendment of By-laws. These By-laws may be amended or repealed by the vote of a majority of the Directors present at any meeting at which a quorum is present.

   Section 6. Writing and Signing; Electronic Transmission. Whenever any provision of these By-laws specifies that a writing is required or permitted to take action or to give notice, such action or notice may also be accomplished by electronic transmission. Electronic transmission means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. If an electronic transmission is used to satisfy any provision of these By-laws that specifies that a writing is required or permitted to take action or to give notice and these By-laws require that such writing be signed by a particular person, such electronic transmission need not be signed but must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by that person.

   An electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the Director or shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the Director or shareholder has consented to receive notice; (iii) if by

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posting on an electronic network together with separate notice to the Director or shareholder of such specific posting, upon the later of (a) such posting or
(b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the Director or shareholder.

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